                                                                     EXHIBIT 8.1

                       POWELL, GOLDSTEIN, FRAZER & MURPHY
                                SIXTEENTH FLOOR
                           191 PEACHTREE STREET, N.E.
                             ATLANTA, GEORGIA 30303


                               February 15, 1996



The First National Bankshares of Henry County, Inc.
5490 Highway 155 North
Post Office Box 190
Stockbridge, Georgia  30281

Wachovia Corporation
301 North Main Street
Post Office Box 3099
Winston-Salem, North Carolina  27150

Ladies and Gentlemen:

         You have requested our opinion with respect to certain federal income tax consequences of the proposed merger of The First National Bankshares of Henry County, Inc., a corporation organized and existing under the laws of the state of Georgia ("First National"), with and into Wachovia Corporation, a corporation organized and existing under the laws of the state of North Carolina ("Wachovia"). For purposes of rendering this opinion, we have reviewed and relied on the Agreement and Plan of Merger between Wachovia and First National, dated as of November 22, 1995 (the "Merger Agreement"), the Form S-4 Registration Statement filed with the Securities and Exchange Commission on or about February 16, 1996 (the "S-4"), the certificates attached hereto, and such other documents as we have considered appropriate. Unless otherwise indicated, terms used in this opinion have the same meaning as in the Merger Agreement.

         For purposes of this opinion, we have assumed that the Merger will be consummated at the Effective Time pursuant to the terms and conditions set forth in the Merger Agreement. We have assumed that the cash paid to First National shareholders pursuant to the Merger (including pursuant to a shareholder's statutory right to dissent) does not exceed more than fifty percent (50%) of the value of all shares of First National Common Stock outstanding as of the Effective Time. Also, we have assumed that there is no plan or intention on the part of the shareholders of First National to sell, exchange or otherwise dispose of a number of shares of Wachovia Common Stock received in the Merger that would reduce First National shareholders' ownership of Wachovia Common Stock to a number of shares having a value, determined as of the Effective Time, of less than fifty percent (50%) of the value of all of the formerly outstanding First National Common Stock as of the Effective Time.

         In addition, we have assumed with your permission that the facts and representations certified to us in writing by First National and Wachovia which are set forth in the certificates attached hereto, apply as of the Effective Time. Copies of such certificates are attached hereto and
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The First National Bankshares of Henry County, Inc.
Wachovia Corporation
February 15, 1996
Page 2


incorporated herein by reference. We have neither investigated nor verified the accuracy of any of the facts which have been certified to us, upon which this opinion is based.

         This opinion is based also on the Internal Revenue Code, Treasury Regulations, Internal Revenue Service rulings, judicial decisions, and other applicable authority, all as in effect on the date of this opinion. The legal authorities on which this opinion is based may be changed at any time. Any such changes may be retroactively applied and could modify the opinions expressed herein. This opinion does not address any tax considerations under foreign, state, or local laws, or the tax considerations to certain First National shareholders in light of their particular circumstances, including persons who are not United States persons, dealers in securities, tax-exempt entities, shareholders who do not hold First National Common Stock as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code, and shareholders who acquired their shares of First National Common Stock pursuant to the exercise of First National options or otherwise as compensation.

         Based upon and subject to the foregoing, we are of the opinion that the Merger will constitute a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code, and that the following are certain federal income tax consequences which will result:

                 (a) No gain or loss will be recognized for federal income tax purposes by First National shareholders upon the exchange of their shares of First National Common Stock for Wachovia Common Stock.

                 (b) The basis of the shares of Wachovia Common Stock to be received by First National shareholders will be the same as the basis of First National Common Stock surrendered in exchange therefor.

                 (c) The holding period of the Wachovia Common Stock to be received by each First National shareholder will include the period during which the shares of First National Common Stock surrendered in exchange therefor had been held, provided such shares were held by such shareholders as a capital asset at the Effective Time of the Merger.

                 (d) The payment of cash in lieu of fractional shares of Wachovia Common Stock will be treated as if the fractional shares were issued as part of the exchange and then redeemed by Wachovia. These cash payments will be treated as having been received as distributions in full payment in exchange for the fractional shares of Wachovia Common Stock redeemed as provided in Section 302(a) of the Internal Revenue Code. Generally, any gain or loss recognized from such exchange will be capital gain or loss, provided (i) the First National Common Stock constitutes a capital asset in the hands of such shareholder, and (ii) the requirements of Section 302(b)(1) of the Internal Revenue Code are met. Each affected
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The First National Bank of Henry County, Inc.
Wachovia Corporation
February 15, 1996
Page 3




         First National shareholder should consult such shareholder's own tax advisor for the tax effect of such redemption (i.e., exchange treatment or dividend).

                 (e) First National shareholders who receive solely cash pursuant to their statutory right to dissent will be treated as having received such payment in redemption, as provided in Section 302(a) of the Internal Revenue Code, of their stock. Generally, any gain or loss recognized by any such First National shareholder will be capital gain or loss, provided (i) the First National Common Stock constitutes a capital asset in the hands of such shareholder, and (ii) the requirements of 302(b)(1), (2) or (3) of the Internal Revenue Code are met. Each affected First National shareholder should consult such shareholder's own tax advisor for the tax effect of such redemption (i.e., exchange treatment or dividend).

                 (f) No gain or loss will be recognized for federal income tax purposes by First National or Wachovia as a consequence of the Merger, except for deferred gain or loss recognized pursuant to Treasury Regulations issued under Section 1502 of the Internal Revenue Code.

         This opinion is being rendered solely to the parties to whom it is addressed and may be relied upon by them and the shareholders of First National. This opinion may not be relied upon by any other party without the express written permission of our Firm. We hereby consent to the reference to our Firm in, and to the filing of this opinion as an exhibit to the S-4.

                                        Very truly yours,



                                POWELL, GOLDSTEIN, FRAZER & MURPHY
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                                 CERTIFICATE OF
              THE FIRST NATIONAL BANKSHARES OF HENRY COUNTY, INC.


                 In connection with the merger of The First National Bankshares of Henry County, Inc. ("First National") with and into Wachovia Corporation ("Wachovia"), with Wachovia as the surviving entity, and in accordance with the Agreement and Plan of Merger by and between First National and Wachovia dated as of November 22, 1995 (the "Agreement"), J. Randall Dixon and Joe S. Chafin, the President and the Secretary, respectively, of First National, make the following certifications. Unless otherwise indicated, terms used in this certificate have the same meaning as in the Agreement.

                 1. The undersigned are the President and Secretary, respectively, of First National, a corporation organized and existing under the laws of the State of Georgia, and in such capacities have access to the information contained herein.

                 2. The following facts and representations made on behalf of the management of First National, presented to Powell, Goldstein, Frazer & Murphy in connection with rendering the tax opinion referred to in the Agreement, are on the date hereof true, correct, and complete.

                 3.       The Merger is expected to permit First National to
(i) avoid business concerns associated with remaining as an independent financial institution in light of current economic conditions and the competition presented by larger financial institutions, (ii) develop a more liquid trading market for the First National shareholders' investment, and
(iii) strengthen the franchise and thereby make a long-term contribution to earnings per share.

                 4. The payment of cash in lieu of fractional shares of Wachovia Common Stock is solely for the purpose of avoiding the expense and inconvenience to Wachovia of issuing fractional shares and is not separately bargained-for consideration. The total cash consideration that will be paid in the Merger to the First National shareholders in lieu of issuing fractional shares of Wachovia Common Stock will not exceed one percent (1%) of the total consideration that will be issued in the Merger to the First National shareholders in exchange for their shares of First National Common Stock. The fractional share interests of each First National shareholder will be aggregated, and no First National shareholder will receive cash in an amount equal to or greater than the value of one full share of Wachovia Common Stock.

                 5. The fair market value of the Wachovia Common Stock and other consideration received by the shareholders of First National will be, in each instance, approximately equal to the fair market value of the First National Common Stock surrendered in exchange therefor.

                 6. To the best knowledge of the undersigned, there is no present plan or intention by Wachovia to reacquire any of its Common Stock issued in the Merger. There is no plan or intention by any shareholder of First National who owns five (5) percent or more of First National Common Stock, and to the best knowledge of the undersigned, there is no plan or intention by any other shareholder of First National to sell, exchange, or otherwise dispose of any of the shares of Wachovia Common Stock received by them in the Merger, in an amount which will cause the historic shareholders of First National to own a number of shares which, in the aggregate, is less than 50% of the Wachovia Common Stock received by them in the Merger. In addition, there were no transfers of First National Common Stock by any of First National's shareholders prior to the Effective Time of the Merger which were made in contemplation of, or as part of a plan involving, the Merger, nor has First National redeemed any stock or made any distribution with respect to any of its stock in
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contemplation of, or as part of a plan involving, the Merger other than pursuant to shareholder statutory dissenter's rights.

                 7. To the best knowledge of the undersigned, there is no present plan or intention by Wachovia to sell or otherwise dispose of any of the assets of First National acquired in the transaction except for dispositions made in the ordinary course of business, or transfers to a corporation controlled by Wachovia. For purposes of the foregoing, Wachovia is considered to control a corporation in which it holds at least eighty percent (80%) of the total combined voting power of all classes of stock entitled to vote and at least eighty percent (80%) of the total number of all other classes of stock.

                 8. First National has paid or will pay expenses it incurred in connection with the Merger. First National did not and will not pay the expenses of Wachovia or any shareholder of First National incurred in connection with the Merger.

                 9. There is no indebtedness outstanding between Wachovia and First National, which was issued, acquired, or will be settled at a discount.

                 10. Not more than twenty-five percent (25%) of the fair market value of First National's total assets consist of stock and securities of any one issuer, and not more than fifty percent (50%) of the fair market value of its total assets consists of stock and securities of five or fewer issuers. For purposes of the preceding sentence, (a) a corporation's total assets exclude cash, cash items (including accounts receivable and cash equivalents), and United States government securities, (b) a corporation's total assets exclude stock and securities issued by any subsidiary at least fifty percent (50%) of the voting power or fifty percent (50%) of the total fair market value of the stock of which is owned by the corporation, but the corporation is treated as owning directly a ratable share (based on the percentage of the fair market value of the subsidiary's stock owned by the corporation) of the assets owned by any such subsidiary, and (c) all corporations that are members of the same "controlled group" within the meaning of section 1563(a) of the Code are treated as a single issuer.

                 11. The fair market value of the assets of First National transferred to Wachovia equalled or exceeded the sum of the liabilities, if any, assumed by Wachovia plus the liabilities, if any, to which the transferred assets are subject.

                 12. None of the compensation received by any shareholder-employees of First National was or will be separate consideration for, or allocable to, any of their shares of First National Common Stock; none of the shares of Wachovia Common Stock or cash, if any, received by any shareholder-employees of First National is separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employees of First National is or will be for services actually rendered and was or will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

                 13. The liabilities of First National, if any, assumed by Wachovia and the liabilities, if any, to which the transferred assets of First National are subject were incurred by First National in the ordinary course of its business.





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                 14.      The transfer of assets pursuant to the Merger
Agreement does not constitute a transfer in a "title 11 or similar case" as such term is defined in Section 368(a)(3) of the Code.

                 IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of this 15 day of February, 1996.

                                     /s/ J. Randall Dixon
                                    -------------------------------------------


                                     /s/ Joe S. Chafin
                                    -------------------------------------------





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

                                 CERTIFICATE OF
                              WACHOVIA CORPORATION


                 In connection with the merger of The First National Bankshares of Henry County, Inc. ("First National") with and into Wachovia Corporation ("Wachovia"), with Wachovia as the surviving entity, and in accordance with the Agreement and Plan of Merger by and between First National and Wachovia dated as of November 22, 1995 (the "Agreement"), Robert S. McCoy, Jr. and John C. McLean, Jr., the Executive Vice President and Chief Financial Officer and the Comptroller, respectively, of Wachovia make the following certifications. Unless otherwise indicated, terms used in this certificate have the same meaning as in the Agreement.

                 1. The undersigned are the Executive Vice President and Chief Financial Officer and Comptroller, respectively, of Wachovia, a corporation organized and existing under the laws of the State of North Carolina, and in such capacities have access to the information contained herein.

                 2. The following facts and representations made on behalf of the management of Wachovia presented to Powell, Goldstein, Frazer & Murphy in connection with rendering the tax opinion referred to in the Agreement, are on the date hereof true, correct, and complete.

                 3. The merger is expected to permit Wachovia to expand its operations into the Henry County area currently served by First National to strengthen the franchise and thereby make a long-term contribution to earnings per share.

                 4. Following the Effective Time, it is Wachovia's plan that it will either (i) continue the historic business of First National or
(ii) use, in a going concern, a significant portion of First National's business assets.

                 5. Wachovia has paid or will pay expenses it incurred in connection with the Merger. Wachovia did not and will not pay the expenses of First National or any shareholder of First National incurred in connection with the Merger.

                 6. There is no indebtedness outstanding between Wachovia and First National which was issued, acquired, or will be settled at a discount.

                 7. Not more than twenty-five percent (25%) of the fair market value of Wachovia's total assets consist of stock and securities of any one issuer, and not more than fifty percent (50%) of the fair market value of its total assets consists of stock and securities of five or fewer issuers.
For purposes of the preceding sentence, (a) a corporation's total assets exclude cash, cash items (including accounts receivable and cash equivalents), and United States government securities, (b) a corporation's total assets exclude stock and securities issued by any subsidiary at least fifty percent (50%) of the voting power or fifty percent (50%) of the total fair market value of the stock of which is owned by the corporation, but the corporation is treated as owning directly a ratable share (based on the percentage of the fair market value of the subsidiary's stock owned by the corporation) of the assets owned by any such subsidiary, and (c) all corporations that are members of the same "controlled group" within the meaning of section 1563(a) of the Code are treated as a single issuer.

                 8. The fair market value of the assets of First National transferred to Wachovia equalled or exceeded the sum of the liabilities, if any, assumed by Wachovia plus the liabilities, if any, to which the transferred assets are subject.

                 9. To the best knowledge of the undersigned, the liabilities of First National, if any, assumed by Wachovia and the liabilities, if any, to which the transferred assets of First National are subject were incurred by First National in the ordinary course of its business.

                 10. The transfer of assets pursuant to the Merger Agreement does not constitute a transfer in a "title 11 or similar case" as such term is defined in Section 368(a)(3) of the Code.

                 11. The payment of cash in lieu of fractional shares of Wachovia Common Stock is solely for the purpose of avoiding the expense and inconvenience to Wachovia of issuing fractional shares and is not separately bargained-for consideration. The total cash consideration that will be paid in the Merger to the First National shareholders in lieu of issuing fractional shares of Wachovia Common Stock will not exceed one percent (1%) of the total consideration that will be issued in the Merger to the First National shareholders in exchange for their shares of First National Common Stock. The fractional share interests of each First National shareholder will be aggregated, and no First National shareholder will receive cash in an amount equal to or greater than the value of one full share of Wachovia Common Stock.

                 12. None of the shares of Wachovia Common Stock or cash, if any, received by any shareholder- employees of First National is separate consideration for, or allocable to, any employment agreement.

                 13. The fair market value of the Wachovia Common Stock and other consideration received by the shareholders of First National will be, in each instance, approximately equal to the fair market value of the First National Common Stock surrendered in exchange therefor.

                 14. Wachovia has no present plan or intention to reacquire any of its Common Stock issued in the Merger. To the best knowledge of the undersigned, there is no plan or intention by any shareholder of First National to sell, exchange, or otherwise dispose of any of the shares of Wachovia Common Stock received by such shareholder in the Merger. To the best knowledge of the undersigned, there have been no transfers of First National Common Stock by any of First National's shareholders prior to the Effective Time of the Merger which were made in contemplation of, or as part of a plan involving, the Merger, nor, to the best knowledge of the undersigned, First National has not redeemed any of its stock or made any distribution with respect to any of its stock in contemplation of, or as part of a plan involving, the Merger other than pursuant to shareholder statutory dissenters' rights.

                 15. Wachovia has no plan or intention to sell or otherwise dispose of the assets of First National acquired in the transaction except for dispositions made in the ordinary course of business or transfers to a corporation controlled by Wachovia. For purposes of the foregoing, Wachovia is considered to control a corporation in which it holds at least eighty percent (80%) of the total combined voting power of all classes of stock entitled to vote and at least eighty percent (80%) of the total number of all other classes of stock.





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                 IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of this 15th day of February, 1996.

                                        /s/ Robert S. McCoy, Jr.
                                       -----------------------------------------



                                        /s/ John C. McLean, Jr.
                                       -----------------------------------------





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